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                                                                EXHIBIT 23.3

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Culligan Water Technologies, Inc. ("Culligan") and the related Joint Proxy Statement/Prospectus of AMETEK, Inc. and Culligan for the registration of 3,466,667 shares of Culligan's common stock and to the incorporation by reference therein of our report dated January 22, 1997 (except Note 15, as to which the date is February 5, 1997) with respect to the financial statements of AMETEK, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission. We also consent to the use of our report dated March 14, 1997, with respect to the combined financial statements of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) included in such Joint Proxy Statement/Prospectus that is made a part of such Registration Statement.

                                          Ernst & Young LLP

Philadelphia, Pennsylvania
May 9, 1997

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